AccumuLink™ Advance Single Payment Individual Registered Indexed-Linked Variable Annuity Application Minnesota Life Insurance Company—a Securian Financial company Annuity Services • A1-9999 • 400 Robert Street North, St. Paul, MN 55101-2098 1-800-362-3141 • Fax 651-665-7942 • securian.com 1. Plan Type Traditional IRA—Tax year Non-Qualified Roth IRA—Tax year Under the (state) UTMA/UGMA Inherited IRA 2. Owner For UTMA/UGMA Individual name (first, middle initial, last, suffix) trust title, or entity enter custodian’s Male Female Entity information here. For TRUSTS: Date of birth or date of trust Tax I.D. (SSN or TIN) Only provide the title US citizen: Yes No of the trust. Do not include the name of the trustee. Physical address (no PO Boxes) City State Zip code Mailing address (if different than physical address) City State Zip code Email address Telephone number Cell Landline 3. Joint Owner (if applicable) Individual name (first, middle initial, last, suffix) Male Female Date of birth Tax I.D. (SSN) Relationship to owner US citizen: Yes No Physical address (no PO Boxes) City State Zip code Mailing address (if different than physical address) City State Zip code Email address Telephone number Cell Landline IAN000177 Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company. ICC24-72798 Page 1 of 6

4. Annuitant Complete only if the Individual name (first, middle initial, last, suffix) primary annuitant Male Female is not the same as owner. Date of birth Tax I.D. (SSN) Relationship to owner For UTMA/UGMA US citizen: Yes No enter minor’s information here. Physical address (no PO Boxes) City State Zip code Mailing address (if different than physical address) City State Zip code Email address Telephone number Cell Landline 5. Joint Annuitant (if applicable) Complete only if the Individual name (first, middle initial, last, suffix) joint annuitant is not Male Female the same as the joint owner. Date of birth Tax I.D. (SSN) Relationship to owner US citizen: Yes No Physical address (no PO Boxes) City State Zip code Mailing address (if different than physical address) City State Zip code Email address Telephone number Cell Landline 6. Primary beneficiaries with equal shares. Beneficiary(ies)**Unless otherwise indicated, all designated beneficiaries will be considered ** Primary beneficiary Name designations must Male Female Entity total 100%. Contingent Date of birth or date of trust Tax I.D. (SSN or TIN) beneficiary designations must total 100%. Relationship to owner Type of beneficiary Percentage For TRUSTS: Only provide the title Primary Contingent % of the trust. Do not include the name of Address City State Zip code the trustee. Email address Telephone number IAN000177 ICC24-72798 Page 2 of 6

Name Male Female Entity Date of birth or date of trust Tax I.D. (SSN or TIN) Relationship to owner Type of beneficiary Percentage Primary Contingent % Address City State Zip code Email address Telephone number Name Male Female Entity Date of birth or date of trust Tax I.D. (SSN or TIN) Relationship to owner Type of beneficiary Percentage Primary Contingent % Address City State Zip code Email address Telephone number Name Male Female Entity Date of birth or date of trust Tax I.D. (SSN or TIN) Relationship to owner Type of beneficiary Percentage Primary Contingent % Address City State Zip code Email address Telephone number 7. Special Instructions IAN000177 ICC24-72798 Page 3 of 6

8.Optional Riders(additional charges apply-see Prospectus) Issue age max: If you wish to elect an optional death benefit rider,you may choose only one of the options ROPP 80 below: ADB 75 Accelerated Death Return of Purchase Payments Death Benefit Benefit is not available in the Accelerated Death Benefit* states of IL, MA, TX, VA, and WA. * To elect the Accelerated Death Benefit, both Owner(s) and Annuitant(s) must be able to answer “No” to both of the following questions: Yes No Are you currently residing in a nursing home or skilled nursing facility? Yes No Are you currently unable to perform, without assistance, one or more of the activities of daily living (bathing, continence, dressing, toileting, eating, and transferring)? 9. Statement Regarding Existing Policies or Annuity Contracts If yes, a State Do you have any existing life insurance or annuity contracts? Yes No Replacement form must be signed Will the contract applied for replace or change an existing life insurance or annuity Yes No and dated with the contract? If yes, complete the section below. same date as the application in most Life/ Policy/Contract Year states. Company Name Annuity Issued Number 10.Purchase Payment Method Minimum purchase Please indicate payment method(s): payment is $25,000. Make checks $ Personal check(s)—starter checks will not be accepted payable to Minnesota Life. $ Wire(s) $ Funds to be requested by Owner $ Funds to be requested by Minnesota Life—please attach a completed 1035 Exchange/Transfer/Rollover form for each request premium Wereservetherighttorefuseandreturnanypremiumpaymentforthiscontractwhenthe payment is submitted as multiple payments over a period of time. If we permit you bearing account and not issue your contract until all scheduled payments are received. To make multiple payments over a period of time, we will hold such payment sinanon-interest 11. Notice to Applicant Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. IAN000177 ICC24-72798 Page 4 of 6

12.Electronic Delivery Authorization Yes No If “Yes” is selected, please provide the owner’s email address on page one. I elect to receive electronic copies of the prospectus(es), privacy policies, and if applicable, (a) any underlying fund company prospectus(es) and supplements, and (b) any underlying fund semiannual and annual reports and supplements for my annuity contract(s) and/or life insurance policy(ies). I do not wish to receive paper copies of these documents. I understand I will receive a communication directing me to the Minnesota Life internet website address where the documents will be available, be notified when new, updated prospectuses, privacy policies, reports and supplements for contracts become available, and continue to receive my statements in the mail. I understand and acknowledge that I have the ability to access the internet and will need Adobe Acrobat Reader in order to view the documents, am responsible for any subscription fees an internet service provider might charge for internet access, (Minnesota Life does not charge a fee for electronic delivery), may request specific documents in paper form at any time without revoking this consent, and can revoke this consent at any time by calling Minnesota Life’s Service Center at 1-800-362-3141 or writing to the address PO Box 64628, St. Paul, MN 55164-0628. If I need to correct or change my email address, I will contact Minnesota Life at the previously stated telephone number or mailing address. I also understand that Minnesota Life will rely on my signature as consent to receive all of the above mentioned disclosure documents for all Minnesota Life products currently owned and any purchased in the future, until this consent is revoked. 13. Owner Signatures I/we understand that Minnesota Life is not acting as a fiduciary or otherwise providing me with investment advice. I/we understand that this is a single payment annuity contract. No additional contributions will be allowed into this contract. I/we acknowledge that I/we have received and understand the current prospectus. I/we understand that all payments and values provided by this contract, when based upon the indexed accounts, are variable, may increase or decrease and are not guaranteed as to a fixed dollar amount. I/we acknowledge that I/we have been given the Securian Financial Privacy Notice. If reserve I/we am personnel), an active I/we duty confirm member that of the this United application States was Armed not solicited Forces (including and/or signed active on duty a military military base or installation, Required Disclosure and I/we (form have received F72467) from required the by registered Section representative 10 of the Military the Personnel Active Duty Financial Military Services Personnel Protection Act. best I/we represent of my/our that knowledge the statements and belief and . I/we answers agree in that this they application are to be are considered full, complete, the basis and of true any to contract the the issued original to me/us or a .copy I/we of have the read written and or agree printed with communications the applicable used statements in this. presentation The representative . left me/us Contract owner’s signature Signed in (state) Date X Joint contract owner’s signature Signed in (state) Date X 14. To Be Completed By Representative/Agent Yes No Do you have offices in or conduct business in the state of New York? Yes No N/A If yes, I certify I comply with the Minnesota Life Sales Activities Requirements for Financial Professionals Who Have Offices in or Conduct Business in New York. IAN000177 ICC24-72798 Page 5 of 6

By signing this form, I certify that: 1. The applicant’s Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief. 2. The applicant’s statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 3. No written sales materials were used other than those furnished by the Home Office. 4. I have provided the Owner with all appropriate disclosures including the Buyer’s Guide and Securian Financial Privacy Notice as applicable. 5. If this application involved funds being allocated to/from an IRA or qualified plan—my recommendation was in compliance with ERISA and DOL regulations, including the appropriate prohibited transaction exemption(s). 6. I believe the information provided by this client is true and accurate to the best of my knowledge and belief. Compensation Options: Please only select one option. The recommending representative/agent must sign; additional representatives/ agents receiving compensation may also be required to sign. Representative/ agent split must total 100%. Representative/agent name (print) Representative/agent code % Representative/agent signature Representative/agent email Representative/agent telephone X Representative/agent name (print) Representative/agent code % Representative/agent signature Representative/agent telephone Representative/agent email X Representative/agent name (print) Representative/agent code % Representative/agent signature Representative/agent email Representative/agent telephone X Representative/agent code Representative/agent name (print) % Representative/agent signature Representative/agent email Representative/agent telephone 15. To Be Completed By Broker—Dealer (if applicable) Broker—dealer name Date Signature of authorized dealer X Date Principal signature X Special note